NEWS RELEASE

The Andersons, Inc. Reports Fourth Quarter and Full-Year Results

MAUMEE, OHIO, February 12, 2020 - The Andersons, Inc. (NASDAQ: ANDE) announces financial results for the fourth quarter ended December 31, 2019.

Fourth Quarter Highlights:

•
Company reports net income of $6.6 million, or $0.19 per diluted share, and adjusted net income of $18.4 million, or $0.55 per diluted share. Adjusted EBITDA rose 21 percent year over year to $76.1 million.

•
Trade Group reports a pretax loss of $19.0 million, but adjusted pretax income of $18.5 million, as solid merchandising income was offset by the impacts of an extended, wet harvest in the Eastern Corn Belt.

•
Ethanol Group records pretax income of $41.2 million and adjusted pretax income attributable to the company of $7.2 million, on continued solid merchandising income and appreciation on hedged positions.

•	Plant Nutrient Group records pretax income of $4.6 million and adjusted pretax income of $3.9 million on lower operating and interest expenses.

•	Rail Group earns $4.5 million of pretax income on increased income from car sales.

“The acquisition of Lansing Trade Group continues to perform well, as stronger merchandising results somewhat offset the negative consequences of fewer acres planted and a late, wet harvest in the Trade Group’s eastern footprint,” said President and CEO Pat Bowe. "I am pleased with our efforts to capture both top-line and expense synergies associated with the Lansing transaction “By the end of the year, we exceeded our original run-rate goal of $10 million in cost savings a year ahead of schedule.

"The Ethanol Group's operating results reflect the favorable impact of hedging activity and continued strong performance by the group's expanded trading team," continued Bowe. "In addition, the fourth quarter results now include the consolidated results of the Ethanol Group's operations from the merger of four separate entities to form The Andersons Marathon Holdings, LLC in early October. The impacts of these Trade and Ethanol Group transactions, along with the new ELEMENT ethanol plant, set us up well for improved company performance in 2020.”

$ in millions, except per share amounts
	Q4 2019	Q4 2018	Variance	YTD 2019	YTD 2018	Variance
Pretax Income[1]	$21.4	$30.0	$(8.6)	$31.4	$53.4	$(22.0)
Adjusted Pretax Income[1]	23.7	33.1	(9.4)	51.0	59.9	(8.9)
Trade (Grain) Group	18.5	24.2	(5.7)	40.1	21.7	18.4
Ethanol Group[1]	7.2	6.4	0.8	13.4	27.1	(13.7)
Plant Nutrient Group	3.9	3.8	0.1	8.4	12.0	(3.6)
Rail Group	4.5	6.7	(2.2)	15.1	17.4	(2.3)
Other	(10.4)	(8.0)	(2.4)	(26.0)	(18.3)	(7.7)
Net Income[1]	6.6	23.8	(17.2)	18.3	41.5	(23.2)
Adjusted Net Income[1]	18.4	26.0	(7.6)	43.0	46.4	(3.4)
EPS	0.19	0.84	(0.70)	0.55	1.46	(0.90)
Adjusted EPS	0.55	0.92	(0.40)	1.30	1.63	(0.30)
EBITDA	82.2	60.1	22.1	234.0	171.3	62.7
Adjusted EBITDA Attributable to the Company	$76.1	$63.0	$13.1	$246.3	$177.2	$69.1
1 Reflects amounts attributable to the company and excludes income (loss) attributable to the noncontrolling interests of $(1.0) in Q4 2019, $(0.1) in Q4 2018, $(3.2) for year-to-date 2019 and $(0.3) for year-to-date 2018. See non-GAAP reconciliations in the accompanying tables.

Fourth Quarter Segment Overview

Trade Group Records Lower Adjusted Results Driven by Smaller Eastern Corn Belt Harvest

With the closing of the Lansing acquisition effective January 1, 2019, Trade Group results include the consolidated results of both Lansing and Thompsons Limited.

The Trade Group recorded a pretax loss of $19.0 million but its adjusted pretax income was $18.5 million for the quarter. The group also recorded $3.0 million of incremental depreciation and amortization expenses related to the Lansing acquisition. The former Grain Group recorded pretax income of $24.2 million in the fourth quarter of 2018.

•	Portfolio breadth gained from the Lansing acquisition again proved its critical value in the face of significant Eastern Corn Belt planting and harvest challenges.

•	Strong merchandising results and improved income from the newer western assets helped offset extremely tough conditions in the East.

•	Robust income from propane distribution was offset by lower sand transloading income, as the frac sand industry experienced a fundamental shift to in-basin sand.

The group adjusted its reported pretax income by $37.5 million; adjustments included the following items:

•	Asset impairment charges of $40.4 million, including $34.8 million on certain frac sand transloading and processing assets acquired as part of the Lansing acquisition.

•	A gain on the sale of Ontario agronomy assets of $5.7 million.

The group’s fourth quarter adjusted EBITDA rose 24 percent to $38.1 million, while its full year adjusted EBITDA increased from $49.6 million in 2018 to $126.3 million in 2019.

Ethanol Group Remains Profitable; Merger Completed

The Ethanol Group earned pretax income and adjusted pretax income of $41.2 million and $6.2 million, respectively, attributable to the company in the fourth quarter, compared to the $6.3 million of pretax income it earned in the same period in 2018. The fourth quarter 2019 results included the consolidated results of all five ethanol plants due to The Andersons Marathon Holdings, LLC (TAMH) merger and the continued ramp-up of operations of the ELEMENT plant.

•	The group recorded significant appreciation on its hedged positions and increased sales volumes and margins by third-party production.

•	Crush margins were favorable early in the quarter but degraded quickly in November and December; comparatively higher corn basis continued to compress margins.

•	The group brought more new technologies and products online at ELEMENT, including new-to-the-market cellulosic ethanol technology and new feed products.

The group recorded adjustments that increased reported pre-tax income by $35.0 million, including a $36.3 million gain on the remeasurement of its pre-existing investments in the Albion, Clymers and Greenville entities in conjunction with the TAMH merger. The resulting increase in fixed asset basis led to incremental depreciation of $2.5 million.

The group recorded adjusted EBITDA attributable to the company of $16.6 million in the fourth quarter of 2019 compared to 2018 fourth quarter adjusted EBITDA attributable to the company of $6.9 million. This result excludes the EBITDA allocable to the noncontrolling interests.

Plant Nutrient Group Records Comparable Year-Over-Year Results

The Plant Nutrient Group recorded pretax income of $4.6 million and adjusted pretax income of $3.9 million in the fourth quarter, compared to pretax income of $3.8 million in the prior year period.

•	Volumes were up in primary nutrients, but down in both specialty nutrients and lawn fertilizer.

•	Primary nutrient margin per ton was lower due to product mix.

•	Working capital carrying costs decreased year over year due to heightened management focus.

The group adjusted reported income for a $2.9 million gain on the sale of the Auburn, Michigan farm center and impairment charges of $2.2 million associated with intangible assets related to the specialty nutrients business.

The group’s current quarter adjusted EBITDA was $11.5 million, a slight decrease compared to 2018 fourth quarter EBITDA of $12.5 million. For the full year, the group recorded adjusted EBITDA of $42.3 million and $45.4 million in 2019 and 2018, respectively, in the face of significant unplanted acres in our key markets in 2019.

Rail Group Results Down on Lower Service and Other Income

The Rail Group earned fourth quarter pretax income of $4.5 million compared to $6.7 million in the same period of the prior year.

•	Railcar leasing income fell on continuing headwinds in the sand and ethanol markets.

•	Income from car sales was $2.4 million for the quarter compared to $1.2 million in the fourth quarter of 2018.

•	Service and other pretax income fell by $3.1 million to $1.0 million; however, 2018 results included income of $2.4 million on the sale of several barges.

The group’s fourth quarter 2019 EBITDA of $17.6 million was comparable to fourth quarter 2018 EBITDA. Full-year EBITDA was $65.7 million, an improvement of 13% over 2018 results.

Provision for Income Taxes Includes Charge Related to Lansing Acquisition, Research and Development Tax Credits

The company’s fourth quarter income tax provision included tax expense of approximately $8.0 million, or $0.24 per diluted share, related to nondeductible Canadian losses on the company's investment in Thompsons Limited. As with other transaction-related amounts, the company has excluded this charge from its adjusted net income. In addition, the company’s fourth quarter income tax provision included a tax benefit of approximately $2.7 million, or $0.08 per diluted share, for federal research and development income tax credits primarily related to the construction and ramp-up of the ELEMENT biorefinery.

Other Adjustments Related to the Lansing Acquisition

As it did in the first three quarters, the company has recast fourth quarter 2018 information for the former Grain Group and the Ethanol Group to conform to segment reporting changes made in conjunction with the Lansing acquisition. The changes resulted in a reclassification of $1.3 million in pretax income from the Grain Group to the Ethanol Group.

Conference Call and Upcoming Investor Day

The company will host a webcast on Thursday, February 13, 2020, at 11 a.m. Eastern Standard Time, to discuss its performance and provide its updated outlook for 2020. To access the call, please dial 866-439-8514 or 678-509-7568 (participant passcode is 7479245). It is recommended that you call 10 minutes before the conference call begins.

To access the webcast, click on the link: http://edge.media-server.com/mmc/p/saat5p3z . Complete the four fields as directed and click Submit. A replay of the call can also be accessed under the heading "Investors" on the company’s website at www.andersonsinc.com.

The company will also host an investor day on Wednesday, April 1, 2020 in New York City. A webcast of the event, along with the associated presentation, will be available on the company's website.

Forward-Looking Statements

This release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially. Without limitation, these risks include economic, weather and regulatory conditions, competition, and the risk factors set forth from time to time in the company’s filings with the Securities and Exchange Commission. Although the company believes that the assumptions upon which the financial information and its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct.

Non-GAAP Measures

This release contains non-GAAP financial measures. The company believes adjusted pretax income, adjusted pretax income attributable to The Andersons, adjusted net income, adjusted net income per share, EBITDA and adjusted EBITDA provide additional information to investors and others about its operations, allowing an evaluation of underlying operating performance and better period-to-period comparability. Adjusted pretax income, adjusted pretax income attributable to The Andersons, adjusted net income, adjusted net income per share, EBITDA and adjusted EBITDA do not and should not be considered as alternatives to pretax income, net income or net income per share as determined by generally accepted accounting principles. Reconciliations of the GAAP to non-GAAP measures may be found within this press release and the financial tables provided herein.

Company Description

Founded in 1947 in Maumee, Ohio, The Andersons, Inc. (Nasdaq: ANDE) is a diversified company rooted in agriculture that conducts business in the commodity trading, ethanol, plant nutrient and rail sectors. Guided by its Statement of Principles, The Andersons strives to provide extraordinary service to its customers, help its employees improve, support its communities and increase the value of the company. For more information, please visit www.andersonsinc.com.

Investor Relations Contact
John Kraus
Director, Investor Relations
Phone: 419-891-6544
E-mail: investorrelations@andersonsinc.com

The Andersons, Inc.
Condensed Consolidated Statements of Operations (unaudited)

	Three months ended December 31,		Twelve months ended December 31,
(in thousands, except per share data)	2019	2018	2019	2018
Sales and merchandising revenues	$1,885,603	$812,662	$8,170,191	$3,045,382
Cost of sales and merchandising revenues	1,747,244	718,700	7,652,299	2,743,377
Gross profit	138,359	93,962	517,892	302,005
Operating, administrative and general expenses	109,457	67,776	436,842	257,872
Asset impairment	38,131	—	41,212	6,272
Interest expense	14,078	7,848	59,691	27,848
Other income:
Equity in earnings (losses) of affiliates	(4,992)	6,540	(7,359)	27,141
Net gain from remeasurement of equity method investments	36,287	—	35,214	—
Other income, net	12,387	5,053	20,109	16,002
Income before income taxes	20,375	29,931	28,111	53,156
Income tax provision	14,708	6,263	13,051	11,931
Net income	5,667	23,668	15,060	41,225
Net income (loss) attributable to the noncontrolling interests	(982)	(85)	(3,247)	(259)
Net income attributable to The Andersons, Inc.	$6,649	$23,753	$18,307	$41,484

Per common share:
Basic earnings attributable to The Andersons, Inc. common shareholders	$0.20	$0.84	$0.56	$1.47
Diluted earnings attributable to The Andersons, Inc. common shareholders	$0.19	$0.84	$0.55	$1.46

The Andersons, Inc.
Reconciliation to Adjusted Net Income (unaudited)

(in thousands, except per share data)	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018
Net income (loss) attributable to The Andersons, Inc.	$6,649	$23,752	$18,307	$41,484
Items adjusted for certain gains and charges:
Acquisition costs	2,158	3,051	8,007	6,514
Transaction related stock compensation	1,998	—	9,337	—
Asset impairment	43,097	—	46,178	—
(Gain) loss from remeasurement of equity method investments	(36,287)	—	(35,214)	—
(Gain) loss on sales of assets	(8,646)	—	(8,646)	—
Income tax impact of adjustments	9,386	(762)	5,051	(1,628)
Total adjustments	11,706	2,289	24,713	4,886
Adjusted net income attributable to The Andersons, Inc.	$18,355	$26,041	$43,020	$46,370

Diluted earnings attributable to The Andersons, Inc. common shareholders	$0.19	$0.84	$0.55	$1.46

Impact on diluted earnings per share	0.36	0.08	0.75	0.17
Adjusted diluted earnings per share	$0.55	$0.92	$1.30	$1.63

The Andersons, Inc.
Condensed Consolidated Balance Sheets (unaudited)

(in thousands)	2019	2018
Assets
Current assets:
Cash, cash equivalents and restricted cash	$54,895	$22,593
Accounts receivable, net	536,367	207,285
Inventories	1,170,536	690,804
Commodity derivative assets - current	107,863	51,421
Other current assets	92,280	51,095
Total current assets	1,961,941	1,023,198

Other assets:
Commodity derivative assets – noncurrent	949	480
Goodwill	137,781	6,024
Other intangible assets, net	175,312	99,138
Right of use assets, net	76,401	—
Equity method investments	23,857	242,326
Other assets, net	20,803	22,341
Total Other Assets	435,103	370,309
Rail Group assets leased to others, net	584,298	521,785
Property, plant and equipment, net	938,418	476,711
Total assets	$3,919,760	$2,392,003

Liabilities and equity
Current liabilities:
Short-term debt	$147,031	$205,000
Trade and other payables	873,081	462,535
Customer prepayments and deferred revenue	133,585	32,533
Commodity derivative liabilities – current	46,942	32,647
Accrued expenses and other current liabilities	190,637	79,046
Current maturities of long-term debt	62,899	21,589
Total current liabilities	1,454,175	833,350

Long-term lease liabilities	51,091	—
Commodity derivative liabilities – noncurrent	505	889
Employee benefit plan obligations	25,359	22,542
Long-term debt, less current maturities	1,016,248	496,187
Deferred income taxes	149,389	130,087
Other long-term liabilities	22,176	32,184
Total liabilities	2,718,943	1,515,239
Total equity	1,200,817	876,764
Total liabilities and equity	$3,919,760	$2,392,003

The Andersons, Inc.
Segment Data (unaudited)

(in thousands)	Trade	Ethanol	Plant Nutrient	Rail	Other	Total
Three months ended December 31, 2019
Revenues from external customers	$1,443,261	$260,750	$138,182	$43,410	$—	$1,885,603
Gross profit	88,638	11,608	23,521	14,592	—	138,359
Equity in earnings of affiliates	(4,992)	—	—	—	—	(4,992)
Other income, net	8,364	36,504	3,256	191	359	48,674
Income (loss) before income taxes	(19,048)	41,208	4,625	4,461	(10,871)	20,375
Income (loss) attributable to the noncontrolling interests	—	(982)	—	—	—	(982)
Income (loss) before income taxes attributable to The Andersons, Inc. (a)	(19,048)	42,190	4,625	4,461	(10,871)	21,357
Adjustments to income (loss) before income taxes (b)	37,549	(34,962)	(769)	—	502	2,320
Adjusted income (loss) before income taxes attributable to The Andersons, Inc. (a)	$18,501	$7,228	$3,856	$4,461	$(10,369)	$23,677
Three months ended December 31, 2018
Revenues from external customers	$449,923	$175,919	$147,625	$39,195	$—	$812,662
Gross profit	51,636	4,386	23,955	13,985	—	93,962
Equity in earnings of affiliates	3,023	3,517	—	—	—	6,540
Other income, net	228	1,025	595	2,605	600	5,053
Income (loss) before income taxes	24,168	6,289	3,791	6,734	(11,051)	29,931
Income (loss) attributable to the noncontrolling interests	—	(85)	—	—	—	(85)
Income (loss) before income taxes attributable to The Andersons, Inc. (a)	24,168	6,374	3,791	6,734	(11,051)	30,016
Adjustments to income (loss) before income taxes (b)	—	—	—	—	3,051	3,051
Adjusted income (loss) before income taxes attributable to The Andersons, Inc. (a)	$24,168	$6,374	$3,791	$6,734	$(8,000)	$33,067
(a) Income (loss) before income taxes attributable to The Andersons, Inc. for each operating segment is defined as net sales and merchandising revenues plus identifiable other income less all identifiable operating expenses, including interest expense for carrying working capital and long-term assets and is reported net of the noncontrolling interest share of income.
(b) Additional information on the individual adjustments that are included in the adjustments to income (loss) before income taxes can be found in the Reconciliation to EBITDA and Adjusted EBITDA table.

(in thousands)	Trade	Ethanol	Plant Nutrient	Rail	Other	Total
Twelve months ended December 31, 2019
Revenues from external customers	$6,387,744	$968,779	$646,730	$166,938	$—	$8,170,191
Gross profit	335,225	26,438	99,104	57,125	—	517,892
Equity in earnings of affiliates	(6,835)	(524)	—	—	—	(7,359)
Other income, net	10,070	37,199	4,903	1,583	1,568	55,323
Income (loss) before income taxes	(14,780)	45,112	9,159	15,090	(26,470)	28,111
Income (loss) attributable to the noncontrolling interests	—	(3,247)	—	—	—	(3,247)
Income (loss) before income taxes attributable to The Andersons, Inc. (a)	(14,780)	48,359	9,159	15,090	(26,470)	31,358
Adjustments to income (loss) before income taxes (b)	54,891	(34,962)	(769)	—	502	19,662
Adjusted income (loss) before income taxes attributable to The Andersons, Inc. (a)	$40,111	$13,397	$8,390	$15,090	$(25,968)	$51,020
Twelve months ended December 31, 2018
Revenues from external customers	$1,433,660	$747,009	$690,536	$174,177	$—	$3,045,382
Gross profit	126,539	21,720	98,901	54,845	—	302,005
Equity in earnings of affiliates	12,932	14,209	—	—	—	27,141
Other income, net	843	2,766	2,495	3,516	6,382	16,002
Income (loss) before income taxes	21,715	26,817	12,030	17,379	(24,785)	53,156
Income (loss) attributable to the noncontrolling interests	—	(259)	—	—	—	(259)
Income (loss) before income taxes attributable to The Andersons, Inc. (a)	21,715	27,076	12,030	17,379	(24,785)	53,415
Adjustments to income (loss) before income taxes (b)	—	—	—	—	6,514	6,514
Adjusted income (loss) before income taxes attributable to The Andersons, Inc. (a)	$21,715	$27,076	$12,030	$17,379	$(18,271)	$59,929
(a) Income (loss) before income taxes attributable to The Andersons, Inc. for each operating segment is defined as net sales and merchandising revenues plus identifiable other income less all identifiable operating expenses, including interest expense for carrying working capital and long-term assets and is reported net of the noncontrolling interest share of income.
(b) Additional information on the individual adjustments that are included in the adjustments to income (loss) before income taxes can be found in the Reconciliation to EBITDA and Adjusted EBITDA table.

The Andersons, Inc.
Reconciliation to EBITDA and Adjusted EBITDA
(unaudited)

(in thousands)	Trade	Ethanol	Plant Nutrient	Rail	Other	Total
Three months ended December 31, 2019
Net income (loss)	$(19,048)	$41,208	$4,625	$4,461	$(25,579)	$5,667
Interest expense	6,175	2,104	1,476	4,415	(92)	14,078
Tax provision	—	—	—	—	14,708	14,708
Depreciation and amortization	13,450	16,633	6,207	8,745	2,735	47,770
Earnings before interest, taxes, depreciation and amortization (EBITDA)	577	59,945	12,308	17,621	(8,228)	82,223
EBITDA attributable to non-controlling interests	—	(8,405)	—	—	—	(8,405)
EBITDA attributable to The Andersons, Inc.	577	51,540	12,308	17,621	(8,228)	73,818
Adjusting items impacting EBITDA:
Acquisition costs	833	1,325	—	—	—	2,158
Transaction related stock compensation	1,998	—	—	—	—	1,998
Asset impairment including equity method investments	40,420	—	2,175	—	502	43,097
(Gain) loss on pre-existing equity method investment	—	(36,287)	—	—	—	(36,287)
(Gain) loss on sales of assets	(5,702)	—	(2,944)	—	—	(8,646)
Total adjusting items	37,549	(34,962)	(769)	—	502	2,320
Adjusted EBITDA attributable to The Andersons, Inc.	$38,126	$16,578	$11,539	$17,621	$(7,726)	$76,138

Three months ended December 31, 2018
Net income (loss)	$24,168	$6,289	$3,791	$6,734	$(17,314)	$23,668
Interest expense	2,827	(792)	2,102	3,689	22	7,848
Tax provision	—	—	—	—	6,263	6,263
Depreciation and amortization	3,801	1,577	6,614	7,491	2,854	22,337
Earnings before interest, taxes, depreciation and amortization (EBITDA)	30,796	7,074	12,507	17,914	(8,175)	60,116
EBITDA attributable to non-controlling interests	—	(145)	—	—	—	(145)
EBITDA attributable to The Andersons, Inc.	30,796	6,929	12,507	17,914	(8,175)	59,971
Adjusting items impacting EBITDA:
Acquisition costs	—	—	—	—	3,051	3,051
Total adjusting items	—	—	—	—	3,051	3,051
Adjusted EBITDA attributable to The Andersons, Inc.	$30,796	$6,929	$12,507	$17,914	$(5,124)	$63,022

(in thousands)	Trade	Ethanol	Plant Nutrient	Rail	Other	Total
Twelve months ended December 31, 2019
Net income (loss)	$(14,780)	$45,112	$9,159	$15,090	$(39,521)	$15,060
Interest expense	35,202	584	7,954	16,486	(535)	59,691
Tax provision	—	—	—	—	13,051	13,051
Depreciation and amortization	50,973	23,727	25,985	34,122	11,359	146,166
Earnings before interest, taxes, depreciation and amortization (EBITDA)	71,395	69,423	43,098	65,698	(15,646)	233,968
EBITDA attributable to non-controlling interests	—	(7,360)	—	—	—	(7,360)
EBITDA attributable to The Andersons, Inc.	71,395	62,063	43,098	65,698	(15,646)	226,608
Adjusting items impacting EBITDA:
Acquisition costs	6,682	1,325	—	—	—	8,007
Transaction related stock compensation	9,337	—	—	—	—	9,337
Asset impairment including equity method investments	43,501	—	2,175	—	502	46,178
(Gain) loss on pre-existing equity method investment	1,073	(36,287)	—	—	—	(35,214)
(Gain) loss on sales of assets	(5,702)	—	(2,944)	—	—	(8,646)
Total adjusting items	54,891	(34,962)	(769)	—	502	19,662
Adjusted EBITDA attributable to The Andersons, Inc.	$126,286	$27,101	$42,329	$65,698	$(15,144)	$246,270

Twelve months ended December 31, 2018
Net income (loss)	$21,715	$26,817	$12,030	$17,379	$(36,716)	$41,225
Interest expense	11,845	(1,890)	6,499	11,377	17	27,848
Tax provision	—	—	—	—	11,931	11,931
Depreciation and amortization	16,062	6,136	26,871	29,164	12,064	90,297
Earnings before interest, taxes, depreciation and amortization (EBITDA)	49,622	31,063	45,400	57,920	(12,704)	171,301
EBITDA attributable to non-controlling interests	—	(657)	—	—	—	(657)
EBITDA attributable to The Andersons, Inc.	49,622	30,406	45,400	57,920	(12,704)	170,644
Adjusting items impacting EBITDA:						—
Acquisition costs	—	—	—	—	6,514	6,514
Total adjusting items	—	—	—	—	6,514	6,514
Adjusted EBITDA attributable to The Andersons, Inc.	$49,622	$30,406	$45,400	$57,920	$(6,190)	$177,158